Exhibit 10.3

GUARANTEE

This Agreement is made as of the 19th day of April, 2012.

TO:	Name:	SAMSUNG HEAVY INDUSTRIES CO., LTD.
	Address:	Samsung Life Insurance Seocho Tower 1321-15,
Seocho-Dong, Seocho-Gu, Seoul, 137-857, Korea
	Attention:	Tai-Yeon Cho (Terry)
	Facsimile:	011-82-55-630-9788

RECITALS:

A.	ZEPHYR FARMS LIMITED (the “Debtor”) and SAMSUNG HEAVY INDUSTRIES CO., LTD. (the “Creditor”) are parties to a Credit Agreement dated November 26, 2010 (the “Credit Agreement”) (as amended, supplemented, restated or replaced from time to time) relating to the Wind Energy Plant.

B.	It is in the interests of QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (the “Guarantor”) that the Creditor extend credit (or continue to extend credit) to the Debtor, and the Guarantor is therefore prepared to issue this Agreement to the Creditor in order to induce the Creditor to do so. The specific circumstances under which this guarantee is made is for the payment by the Debtor of certain costs and expenses in the aggregate amount of Cdn. $1,860,000 related to construction of a 10 MW wind generation facility in Brooke- Alvinston Township, Lambton County, Ontario (the “Wind Energy Plant”).

For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Guarantor, the Guarantor agrees with and in favour of the Creditor as follows:

1.	Definitions. In this Agreement the following capitalized terms have the following meanings:

“Agreement” means this agreement, including the recitals to this agreement, as it or they may he amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

“Credit Agreement” has the meaning set out in the recitals hereto.

“Creditor” has the meaning set out in the recitals hereto.

“Debtor” has the meaning set out in the recitals hereto.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under a Loan Document or any combination of the foregoing) be an Event of Default.

“Event of Default” means any default in payment when due of the Guaranteed Liabilities, any breach of the Credit Agreement (other than by the Creditor) or any event described or defined as an “event of default” or “Event of Default” under a Loan Document.

“Governmental Authority” means the government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

“Guaranteed Liabilities” means certain costs and expenses in the aggregate amount of Cdn. $1,860,000 related to construction of the Wind Energy Plant.

“Guarantor” has the meaning set out in the recitals hereto.

“Insolvency Proceeding” means any proceeding seeking to adjudicate a Person an insolvent, seeking a receiving order against under the Bankruptcy and Insolvency Act (Canada), or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief or composition of such Person or its debts or a stay of proceedings of such Person’s creditors generally (or any class of creditors) or any other relief, under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any similar legislation in any jurisdiction) or at common law or in equity.

“Intercompany Debt” means all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Guarantor.

“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding

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on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec (whether movable or immovable), hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect to title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such asset, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

“Loan Document” means the Credit Agreement and each of the agreements or documents contemplated thereby.

“Original Currency” has the meaning set out in Section 18.

“Other Currency” has the meaning set out in Section 18.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership, Governmental Authority or other entity.

“Secured Liabilities” means all present and future indebtedness, liabilities and obligations of the Guarantor to the Creditor under this Agreement, and any unpaid balance thereof.

“Security” means any present or future Lien, or any present or future guarantee or other financial assistance, granted by any Person with respect to any or all of the Guaranteed Liabilities or Secured Liabilities.

“Surety” means any present or future guarantor or surety of any or all of the Guaranteed Liabilities, other than the Guarantor.

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Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees the punctual and timely payment and performance to the Creditor, forthwith upon demand by the Creditor, of all Guaranteed Liabilities. All amounts payable by the Guarantor under this Agreement shall be paid to the Creditor at the address of the Creditor shown

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above or as otherwise directed in writing by the Creditor. Any amounts payable by the Guarantor under this Agreement which are not paid forthwith upon demand therefor by the Creditor shall bear interest from the date of such demand at the rate or rates applicable to the corresponding Guaranteed Liabilities. Notwithstanding anything contained in this Guarantee to the contrary, the aggregate liability of the Guarantor pursuant to this Guarantee shall not exceed Cdn. $1,860,000 plus reasonable legal fees and expenses payable by the Guarantor as provided for herein.

Immediately upon the occurrence of the Wind Energy Plant, achieving COD (as defined in the Credit Agreement), this Agreement and all liability of the Guarantor hereunder, will terminate and be of no further force and effect; provided however that the obligations of the Guarantor arising under or as a result of this Agreement will not be affected if demand has been made prior to such termination.

3.	Secured Liabilities. The Secured Liabilities are continuing, absolute, unconditional and irrevocable. The Secured Liabilities shall remain effective despite, and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, anything done, omitted to be done, suffered or permitted by the Creditor, the Debtor or any other Person, or by any other matter, act, omission, circumstance, development or other thing of any nature, kind or description, other than the due payment and performance in full of all of the Guaranteed Liabilities and all of the Secured Liabilities.

4.	Guarantee Absolute. Without limiting the generality of Section 3, the Secured Liabilities shall remain fully effective and enforceable against the Guarantor and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, and the rights and remedies of the Creditor under this Agreement shall not in any way be diminished or prejudiced by:

(a)	any lack of genuineness, validity or enforceability of any of the Guaranteed Liabilities or of any agreement or arrangement between the Debtor, or any other Person, and the Creditor, or any failure by the Debtor, or any other Person, to carry out any of its obligations under any such agreement or arrangement;

(b)	any change in the name, objects, powers, organization, share capital, Organizational Documents, business, shareholders, directors or management of the Debtor, the Guarantor or any Surety, the reorganization of the Debtor, the Guarantor or any Surety, any amalgamation or merger by the Debtor, the Guarantor or any Surety with any other Person or Persons, or any continuation of the Debtor, the Guarantor, or any Surety under the laws of any jurisdiction;

(c)

any lack or limitation of power, incapacity or disability of the Debtor, the Guarantor or any Surety or of the directors, officers, managers, employees or agents of the Debtor, the Guarantor or any Surety or any other irregularity, defect or informality, or any fraud, by the Debtor, the Guarantor or any Surety or

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any of their respective directors, officers, managers, employees or agents, with respect to any or all of the Guaranteed Liabilities, any or all of the Secured Liabilities or any or all of the liabilities and obligations of any Surety;

(d)	any non-compliance with or contravention by the Guarantor of any provision of any corporate statute applicable to the Guarantor relative to guarantees or other financial assistance given by the Guarantor;

(e)	any impossibility, impracticability, frustration of purpose, illegality, invalidity, force majeure or act of Governmental Authority;

(f)	any Insolvency Proceeding affecting, or the financial condition of, the Debtor, the Guarantor, any Surety, the Creditor or any other Person at any time;

(g)	any law, regulation, limitation or prescription period or other circumstance that might otherwise be a defence available to, or a discharge of, the Debtor, the Guarantor or any Surety in respect of any or all of the Guaranteed Liabilities, any or all of the Secured Liabilities or any or all of the liabilities and obligations of any Surety;

(h)	any loss of, or in respect of, any Security by or on behalf of the Creditor from the Debtor, the Guarantor, any Surety or any other Person, whether occasioned through the fault of the Creditor or otherwise;

(i)	any loss or impairment of any right of the Guarantor for subrogation, reimbursement or contribution, whether or not as a result of any action taken or omitted to be taken by the Creditor; or

(j)	any other matter, act, omission, circumstance, development or thing of any and every nature, kind and description whatsoever (other than the due payment and performance in full of the Guaranteed Liabilities and the Secured Liabilities) that might in any manner (but for the operation of this Section) operate (whether by statute, at law, in equity or otherwise) to release, discharge, diminish, limit, restrict or in any way affect the liability of, or otherwise provide a defence to, a guarantor, a surety, or a principal debtor, even if known by the Creditor.

5.	Dealing with Guaranteed Liabilities. Without limiting the generality of Section 3, the Creditor may, with respect to any or all of the Guaranteed Liabilities, without any requirement to give notice to or obtain the consent of the Guarantor, without releasing, exonerating, discharging, diminishing, limiting, restricting, subjecting to a defence or otherwise affecting any of the Secured Liabilities, and without diminishing or prejudicing any or all of the rights and remedies of the Creditor under this Agreement:

(a)	amend, alter or vary in any manner and to any extent (and irrespective of the effect of the same on the Guarantor) any of the Guaranteed Liabilities, any of the liabilities and obligations of any Surety, any Security or the Creditor’s arrangements or agreements with the Debtor, any Surety or any other Person;

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(b)	compromise, subordinate, postpone or abandon any of the Guaranteed Liabilities, any of the Secured Liabilities, any of the liabilities and obligations of any Surety, any Security or the Creditor’s arrangements or agreements with the Debtor, any Surety or any other Person;

(c)	grant time, renewals, extensions, indulgences, releases or discharges to the Debtor, any Surety or any other Person;

(d)	create new or additional Guaranteed Liabilities, increase or reduce the rate of interest on any or all of the Guaranteed Liabilities or any other rates or fees payable under or in respect of any or all of the Guaranteed Liabilities;

(e)	alter, compromise, accelerate, extend or change the time or manner for payment or performance by the Debtor of, or by any other Person or Persons liable to the Creditor with respect to, any or all of the Guaranteed Liabilities;

(f)	take or abstain from taking Security from the Debtor, any Surety or any other Person or abstain from completing, perfecting or maintaining the perfection of any Security;

(g)	release or add one or more Sureties or endorsers, accept additional or substituted Security, or release, subordinate or postpone any Security;

(h)	accept compromises from the Debtor, any Surety or any other Person;

(i)	create or add any new Loan Documents;

(j)	do, or omit to do, anything to enforce the payment or performance of any or all of the Guaranteed Liabilities, any or all of the liabilities and obligations of any Surety or any Security;

(k)	give or refuse to give or continue giving any credit or any financial accommodation to the Debtor or to any other Person;

(l)	prove any claim in any Insolvency Proceeding affecting the Debtor, any Surety or any other Person as it sees fit or refrain from proving any claim or permit or suffer the impairment of any of the Guaranteed Liabilities in any such Insolvency Proceeding; make any election in any such Insolvency Proceeding; permit or suffer the creation of secured or unsecured credit or debt in any such Insolvency Proceeding; or permit or suffer the disallowance, avoidance, or subordination of any of the Guaranteed Liabilities or the obligations of any other debtor with respect to the Guaranteed Liabilities in any such Insolvency Proceeding;

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(m)	apply any money received from the Debtor, any Surety, any other Person or any Security upon such part of the Guaranteed Liabilities as the Creditor may see fit or change any such application in whole or in part from time to time as the Creditor may see fit; or

(n)	otherwise deal with the Debtor, any Surety, any other Person, the Guaranteed Liabilities, the liabilities and obligations of any Sureties, and all Security as the Creditor may see fit.

6.	Settlement of Accounts. Any account settled or stated between the Creditor and the Debtor shall be accepted by the Guarantor as prima facie evidence that the amount thereby appearing due by the Debtor to the Creditor is so due.

7.	Guarantor Liable as Principal Debtor. If, and to the extent that, any amount in respect of the Guaranteed Liabilities is not recoverable from the Guarantor under this Agreement on the basis of a guarantee for any reason, then, notwithstanding any other provision of this Agreement, the Guarantor shall be liable under this Agreement as principal obligor in respect of the due payment of such amount and shall pay such amount to the Creditor after demand as herein provided.

8.	Indemnity. The Guarantor shall indemnify and save the Creditor harmless from and against all losses, costs, damages, expenses, claims and liabilities that the Creditor may suffer or incur in connection with or in respect of any failure by the Debtor for any reason to pay or perform any of the Guaranteed Liabilities, and shall pay all such amounts to the Creditor after demand as herein provided.

9.	Continuing Guarantee. Subject to Section 2 hereof, this Agreement is a continuing guarantee and is binding as a continuing obligation of the Guarantor and the Guaranteed Liabilities shall be conclusively presumed to have been created in reliance on this Agreement. Except as set out in Section 2 hereof, the Guarantor may not in any manner terminate this Agreement or the Secured Liabilities other than by the due and punctual payment in full of the Secured Liabilities.

10.	Stay of Acceleration, etc. If acceleration of the time for payment, or the liability of the Debtor to make payment, of any amount specified to be payable by the Debtor in respect of the Guaranteed Liabilities is stayed, prohibited or otherwise affected upon any Insolvency Proceeding or other event affecting the Debtor or payment of any of the Guaranteed Liabilities by the Debtor, all such amounts otherwise subject to acceleration or payment shall nonetheless be deemed for all purposes of this Agreement to be and to have become due and payable by the Debtor and shall be payable by the Guarantor under this Agreement immediately forthwith on demand by the Creditor.

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Debtor Information. The Guarantor acknowledges and agrees that the Guarantor has not executed this Agreement as a result of, by reason of, or in reliance upon, any promise, representation, statement or information of any kind or nature whatsoever

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given, or offered to the Guarantor, by or on behalf of the Creditor or any other Person whether in answer to any enquiry by or on behalf of the Guarantor or not and the Creditor was not prior to the execution by the Guarantor of this Agreement, and is not thereafter, under any duty to disclose to the Guarantor or any other Person any information, matter or thing (material or otherwise) relating to the Debtor, its affairs or its transactions with the Creditor, including, without limitation, any information, matter or thing which puts or may put the Debtor in a position which the Guarantor would not naturally expect or any unexpected facts or unusual features which, whether known or unknown to the Guarantor, are present in any transaction between the Debtor and the Creditor, and the Creditor was not and is not under any duty to do or execute any matter, thing or document relating to the Debtor, its affairs or its transactions with the Creditor.

12.	Reinstatement. If, at any time, all or any part of any payment previously applied by the Creditor to any of the Guaranteed Liabilities is or must be rescinded or returned by the Creditor for any reason whatsoever (including, without limitation, any Insolvency Proceeding), such Guaranteed Liabilities shall, for the purpose of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Creditor, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Liabilities, all as though such application by the Creditor had not been made.

13.	Subrogation. Notwithstanding any payment made by the Guarantor under this Agreement or any setoff or application of funds of the Guarantor by the Creditor, the Guarantor shall have no right of subrogation to, and waives, any right to enforce any remedy which the Creditor now has or may hereafter have against the Debtor, until all of the Guaranteed Liabilities have been indefeasibly paid in full; and until that time, the Guarantor waives any benefit of, and any right to participate in, any Security now or hereafter held by the Creditor for the Guaranteed Liabilities.

14.	Assignment and Postponement. The Guarantor hereby (a) assigns by way of security to the Creditor, all Intercompany Debt, and (b) postpones all Intercompany Debt to the Guaranteed Liabilities. All moneys received by the Guarantor in respect of Intercompany Debt shall be received in trust for the Creditor and, immediately following such receipt, shall be paid over to the Creditor.

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Insolvency Proceedings. In any Insolvency Proceeding affecting the Debtor, the Creditor shall have the right, in priority to the Guarantor, to receive its full claim in respect of such Insolvency Proceeding for all of the Guaranteed Liabilities. The Creditor shall have the right to include in its claim in any Insolvency Proceeding affecting the Debtor all or any part of the payments made by the Guarantor under this Agreement and, to prove and rank for, and receive dividends in respect of, all such claims, all of which rights and privileges as they relate and apply to the Guarantor are hereby assigned by the

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Guarantor to the Creditor. The provisions of this Section shall be sufficient authority for any Person making payment of any such dividends to pay the same directly to the Creditor for the benefit of the Creditor. Upon the occurrence and during the continuance of an Event of Default, the Creditor shall be entitled to receive for its benefit all dividends or other payments in respect of all of the above referenced claims until all of the Guaranteed Liabilities are paid and satisfied in full and the Guarantor shall continue to be liable under this Agreement for any unpaid balance of the Guaranteed Liabilities. If any amount is paid to the Guarantor under any Insolvency Proceeding affecting the Debtor at any time following the occurrence and during the continuance of an Event of Default and when any of the Guaranteed Liabilities remain outstanding, such amount shall be received and held in trust by the Guarantor for the benefit of the Creditor and shall be immediately paid to the Creditor to be credited and applied against the Secured Liabilities. In any Insolvency Proceeding the Creditor may in its discretion value as it sees fit, or may refrain from valuing, any Security held by it.

16.	Marshalling. The Guarantor waives to the fullest extent permitted by Law any right or claim of right to cause a marshalling of the Debtor’s, a Surety’s or any other Person’s assets, or to cause the Creditor to proceed against the Debtor, a Surety or any other Person, or any Security, in any particular order. The Creditor shall not have any obligation to marshall any assets in favour of the Debtor, a Surety or any other Person or against or in payment of any of the Guaranteed Liabilities or any of the obligations of the Guarantor, the Debtor, a Surety or any other Person owed to the Creditor.

17.	Enforcing Rights Against Guarantor. This is a guarantee of payment and performance and not of collection. The Creditor shall not be required to take any action or to exhaust its recourse against the Debtor, any Surety or any other Person, or to enforce or value any Security, before being entitled to payment from, and to enforce its rights and remedies against, the Guarantor under this Agreement. The Guarantor hereby renounces to the benefits of division and discussion.

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Foreign Currency Obligations. The Guarantor shall make payment relative to any Guaranteed Liabilities in the currency (the “Original Currency”) in which the Debtor is required to pay such Guaranteed Liabilities. If the Guarantor makes payment relative to any Guaranteed Liabilities in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the Secured Liabilities only to the extent of the amount of the Original Currency which the Creditor is able to purchase at Toronto, Ontario with the amount it receives on the date of receipt. If the amount of the Original Currency which the Creditor is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Guaranteed Liabilities, the Guarantor shall indemnify and save the Creditor harmless from and against any loss or damage arising as a result of such deficiency. This indemnity constitutes an obligation separate and independent from the other obligations contained in this Agreement, gives rise to a separate and independent cause of action,

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applies irrespective of any indulgence granted by the Creditor and continues in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

19.	Taxes and Set-Off. All payments to be made by the Guarantor hereunder shall be made without set-off, compensation, deduction or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable Law requires the Guarantor to make any such deduction or withholding from any such payment, the sum due from the Guarantor with respect to such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Creditor receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

20.	Representations and Warranties. The Guarantor represents and warrants, upon each of which representations and warranties the Creditor relies, that each of the representations and warranties relative to the Guarantor in each of the other Loan Documents is true and correct. In addition, the Guarantor represents and warrants to the Creditor that (i) it is duly organized and validly existing under laws of the jurisdiction of its organization, (ii) it has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it to execute, and incur and perform its obligations under, this Agreement, (iii) the execution and performance of this Agreement by the Guarantor does not conflict with any Law, the Organizational Documents of the Guarantor or any contract binding on the Guarantor or its assets, and (iv) this agreement constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms.

21.	Covenants. The Guarantor shall comply, and shall cause each of its subsidiaries to comply, with all of the provisions, covenants and agreements contained in each of the Loan Documents to the extent that such provisions, covenants and agreements apply to the Guarantor or its subsidiaries and shall, and shall cause each of its subsidiaries to, take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in any of the Loan Documents, and so that no Default or Event of Default under any of the Loan Documents, is caused by the actions or inactions of the Guarantor or any of its subsidiaries.

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Communication. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Guarantor or Creditor set out in this Agreement. Any communication so given shall be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending

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by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 pm (local time at the place of receipt). Otherwise, such communication shall be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail shall be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Guarantor and the Creditor may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

23.	Expenses; Indemnity; Waiver.

(a)	The Guarantor shall pay (i) all reasonable out-of-pocket expenses incurred by the Creditor, including the reasonable fees, charges and disbursements of counsel for the Creditor and all applicable taxes, in connection with the enforcement of this Agreement, (ii) all reasonable out-of-pocket expenses incurred by the Creditor, including the reasonable fees, charges and disbursements of counsel for the Creditor and applicable taxes, in connection with any amendments, modifications or waivers of the provisions hereof, and (iii) all out-of-pocket expenses incurred by the Creditor, including the fees, charges and disbursements of any counsel for the Creditor and all applicable taxes, in connection with the assessment, enforcement or protection of the Creditor’s rights in connection with this Agreement, including the Creditor’s rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Liabilities.

(b)	The Guarantor shall indemnify the Creditor against, and hold the Creditor harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses and all applicable taxes to which the Creditor may become subject arising out of or in connection with (i) the execution or delivery of this Agreement and the performance by the Guarantor of its obligations hereunder, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement or the Secured Liabilities, whether based on contract, tort, delict or any other theory and regardless of whether the Creditor is a party thereto, (iii) any other aspect of this Agreement, or (iv) the enforcement of the Creditor’s rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to the Creditor, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Agreement by the Creditor.

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(c)	The Guarantor shall not assert, and hereby waives, any claim against the Creditor (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement. The Guarantor irrevocably renounces to any rights it may have to be released from this Guarantee under Article 2362 of the Civil Code of Québec and agrees to renew its guarantee hereunder at the request of the Creditor by executing such documents as the Creditor may request from time to time.

(d)	All amounts due under this Section shall be payable to the Creditor for the benefit of the Creditor not later than three Business Days after written demand therefor.

(e)	The indemnifications set out in this Agreement shall survive the payout or release of the Guaranteed Liabilities and the Secured Liabilities or termination of this Agreement.

24.	Additional Security. This Agreement is in addition to, and not in substitution of, any and all other Security previously or concurrently delivered by the Guarantor or any other Person to the Creditor, all of which other Security shall remain in full force and effect.

25.	Alteration. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor.

26.	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

27.	Set-off. If an Event of Default shall have occurred and be continuing, the Creditor is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off, compensate against or combine and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by the Creditor and other obligations at any time owing by the Creditor to or for the credit or the account of the Guarantor against or with any or all of the Secured Liabilities, irrespective of whether or not the Creditor shall have made any demand under any Loan Document and although such obligations may be unmatured. The rights of the Creditor under this Section are in addition to other rights and remedies (including other rights of set-off or combination) which the Creditor may have.

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Governing Law; Attornment. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario. Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction, the Guarantor

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irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable Law, the Guarantor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

29.	Time. Time is of the essence with respect to this Agreement and the time for performance of the obligations of the Guarantor under this Agreement may be strictly enforced by the Creditor. The limitation period applicable to any proceeding relating to a claim under, in connection with, or with respect to this Agreement shall be solely as prescribed in sections 15-17 of the Limitations Act, 2002 (Ontario), and any other limitation period is respect of such claim (including that provided for in section 4 of the Limitations Act, 2002 (Ontario)) is extended accordingly.

30.	Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is disjunctive; the word “and” is conjunctive. The word “shall” is mandatory; the word “may” is permissive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, replaced or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules to, this Agreement. Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

31.	Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the Guarantor and its successors and assigns, and shall enure to the benefit of, and be binding on, the Creditor and its successors and assigns. The Guarantor shall not assign this Agreement, or any of its rights or obligations under this Agreement. The Creditor may assign this Agreement and any of their rights and obligations hereunder to any Person that replaces it in its capacity as such. If the Guarantor or the Creditor is an individual, then the term “Guarantor” or “Creditor”, as applicable, shall also include his or her heirs, administrators and executors.

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32.	Acknowledgment of Receipt. The Guarantor acknowledges receipt of an executed copy of this Agreement and each Loan Document.

33.	Electronic Signature. Delivery of an executed signature page to this Agreement by the Guarantor by facsimile or other electronic form of transmission shall be as effective as delivery by the Guarantor of a manually executed copy of this Agreement by the Guarantor.

[signatures on the following page]

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IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Address:	17872 Cartwright Road	By:	/s/ Alan Niedzwiecki
	Irvine, CA 92614		Name: Alan Niedzwiecki
	U.S.A.		Title: President and CEO
Attention:
Facsimile:	888-549-9920
Email:

SAMSUNG HEAVY INDUSTRIES CO., LTD.

Address:	Samsung Life Insurance Seocho	By:	/s/ Ho Cheol Chang
	Tower 1321-15, Seocho-Dong,		Name: Ho Cheol Chang
	Seocho-Gu, Seoul,		Title: Project Manager
137-857 Korea
Attention:
Facsimile:
Email:

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